Discussion and Reconciliation of Non-GAAP Measures

Supplemental Operational Measures

We provide a supplemental discussion of our business solutions operations that is calculated by combining our Mobility and Business Wireline operating units, and then adjusting to remove non-business operations. The following table presents a reconciliation of our supplemental Business Solutions results.

Supplemental Operational Measure
	First Quarter
	March 31, 2020				March 31, 2019
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$13,968	$-	$(12,019)	$1,949	$13,629	$-	$(11,852)	$1,777
Strategic and managed services	-	3,879	-	3,879	-	3,779	-	3,779
Legacy voice and data services	-	2,129	-	2,129	-	2,397	-	2,397
Other services and equipment	-	324	-	324	-	302	-	302
Wireless equipment	3,434	-	(2,724)	710	3,734	-	(3,144)	590
Total Operating Revenues	17,402	6,332	(14,743)	8,991	17,363	6,478	(14,996)	8,845

Operating Expenses
Operations and support	9,569	3,951	(7,810)	5,710	10,041	4,032	(8,459)	5,614
EBITDA	7,833	2,381	(6,933)	3,281	7,322	2,446	(6,537)	3,231
Depreciation and amortization	2,045	1,301	(1,721)	1,625	2,013	1,222	(1,710)	1,525
Total Operating Expenses	11,614	5,252	(9,531)	7,335	12,054	5,254	(10,169)	7,139
Operating Income	5,788	1,080	(5,212)	1,656	5,309	1,224	(4,827)	1,706
Equity in Net Income (Loss) of Affiliates	-	-	-	-	-	-	-	-
Operating Contribution	$5,788	$1,080	$(5,212)	$1,656	$5,309	$1,224	$(4,827)	$1,706
[1] Non-business wireless reported in the Communication segment under the Mobility business unit.
Results have been recast to conform to the current period's classification.
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